Exhibit 99.1

ImClone Systems Incorporated
Investors and Media Contact:
Rebecca Gregory
(646) 638-5058

IMCLONE SYSTEMS APPOINTS JOHN H. JOHNSON
CHIEF EXECUTIVE OFFICER

New York, NY — August 9, 2007 — ImClone Systems Incorporated (NASDAQ: IMCL), a leader in the development and commercialization of novel cancer therapeutics, today announced that it has appointed John H. Johnson as its Chief Executive Officer, effective August 27, 2007.

Mr. Johnson, age 49, has more than two decades of executive and operational management experience in the biopharmaceutical and healthcare industries.  He has held senior management positions of increasing responsibility at Johnson & Johnson and most recently served as Company Group Chairman of its worldwide biopharmaceuticals unit.  In this executive role, Mr. Johnson was responsible for the Johnson & Johnson biotechnology, immunology and oncology commercial businesses, including Centocor, Ortho Biotech Products and the Worldwide Strategic Marketing Group.

Carl Icahn, Chairman of the Board of ImClone Systems stated, “We look forward to working with him to take the company to the next level.”

“John has a strong track record in the biopharmaceutical industry and we are happy to have him serving as CEO during this new era for ImClone,” said Alexander J. Denner, Ph.D., Chairman of the Executive Committee of ImClone Systems.

“I believe that ImClone’s future holds tremendous potential,” said Mr. Johnson.  “I look forward to continuing the company’s newly-instilled culture of decisiveness, execution and accountability.  We will aggressively pursue initiatives to maximize our ERBITUX® franchise and further advance our pipeline product candidates.”

Prior to being appointed as Johnson & Johnson’s Company Group Chairman of Worldwide Biopharmaceuticals in April 2005, Mr. Johnson served as President of Ortho Biotech Products.

In his new position as ImClone’s Chief Executive Officer, Mr. Johnson will purchase $500,000 of the company’s common stock.

About ImClone Systems

ImClone Systems Incorporated is a fully integrated biopharmaceutical company committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.  For more information about ImClone Systems, please visit the Company’s web site at http://www.imclone.com.

ERBITUX is a registered trademark of ImClone Systems Incorporated.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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